POWER OF ATTORNEY

Know All Men By These Presents:

That Mark W. Thompson has made, constituted and appointed, and by these presents does make, constitute and appoint the Chief Executive Office (CEO) and the Chief Financial Officer (CFO) of CenterState
Banks, Inc. (the Company), or either of them, my lawful attorney for me and in my name, place and stead, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as I might or could do it personally present, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney or substitute shall lawfully do or cause to be done by virtue hereof in connection with the execution and delivery of the following documents for and on behalf of the undersigned:

All Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and to do and perform all necessary or desirable acts to complete and execute any of those Forms 3, 4 or 5 or any amendments, and timely file those Forms with the Securities and Exchange Commission and any stock exchange or similar authority; and take other action in connection with the foregoing which, in the opinion of either the CEO or the CFO is in my best interests or legally required.

In Witness Whereof, I have hereunto set my hand and seal the 2nd day of October, 2017.

Signed, sealed and delivered in the presence of :



In Witness Whereof, I have hereunto set my hand and seal the 2nd day of October, 2017.

Signed, sealed and delivered in the presence of :


/s/ Nancy DeAtley				/s/ Mark W. Thompson
Witness Signature				Mark W. Thompson
						1101 First Street South
Nancy DeAtley					Winter Haven, FL 33880
Printed Name



/s/ Rachel L. Ritter
Witness Signature

Rachel L. Ritter
Printed Name


STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 2nd day of October, 2017, by Mark W. Thompson.

					/s/ Sylvia M. Archibald
					Sylvia M. Archibald
					Printed Name
					Notary Public, State of Florida

Personally Known  X    or Produced Identification
Type of Identification Produced: